                                                                      Exhibit 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Andrew Michael Lauren, hereby make, constitute and appoint Craig L. Smith as my agent and attorney-in-fact for the purpose of executing in my name, in my capacity as a manager of Lauren Family,
L.L.C., all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the United States
Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of
1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to
Section 13(d), Section 13(g) or Section 16(a) of the Act and any information statements on Form 13F required to be filed with the SEC pursuant to Section
13(f) of the Act and granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke, in whole or in part, any Power of Attorney previously executed. This Power of Attorney shall not be revoked by any subsequent Power of
Attorney executed in the future, unless such subsequent Power of Attorney specifically refers to this Power of Attorney, or specifically states that the instrument is intended to revoke this Power of Attorney, all prior general
Powers of Attorney or all prior Powers of Attorney.

IN WITNESS WHEREOF, I have executed this instrument as of the 14th day of
February, 2011.

/s/ Andrew Michael Lauren
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Andrew Michael Lauren